Exhibit 99.1
NEWS RELEASE

CONTACT:
Al Galgano
952-224-6096
al.galgano@spok.com

Spok Reports First Quarter 2023 Results
Strong improvement in net income and adjusted EBITDA
Company increases financial guidance for the full year 2023
Wireless Revenue Growth on both a Sequential and Year-Over-Year Basis
Alexandria, Va. (May 3, 2023) - Spok Holdings, Inc. (NASDAQ: SPOK), a global leader in healthcare communications, today announced results for the first quarter ended March 31, 2023. In addition, the Company’s Board of Directors declared a regular quarterly dividend of $0.3125 per share, payable on June 23, 2023, to stockholders of record on May 25, 2023.
Recent Highlights:
•Generated net income of $3.1 million, or $0.15 per diluted share, compared to a net loss of $7.2 million, or $0.37 per diluted share, in the prior year period
•Generated $6.9 million of adjusted EBITDA in the first quarter, compared to a loss of $2.1 million in the first quarter of 2022
•Software operations bookings totaled $5.7 million for the first quarter, compared to $5.2 million in the first quarter of 2022, a nearly 9% year-over-year increase
•First quarter 2023 software operations bookings included 15 six-figure customer contracts, including four new logo customers
•First quarter 2023 wireless average revenue per unit (ARPU) was $7.59, up on both a sequential and year-over-year basis, with units in service down less than 1% from the prior quarter
•First quarter 2023 wireless revenue of $19.0 million, up 1% from revenue of $18.8 million in the year ago period
•Capital returned to stockholders in the first quarter of 2023 totaled $6.9 million in the form of the Company’s regular quarterly dividend
•Cash and equivalents balance of $29.5 million on March 31, 2023, and no debt

"I am proud of what the Spok team has been able to accomplish in the first quarter and believe that these results position us well for the remainder of the year, as we continue to execute our focus on generating cash flow and returning capital to stockholders,” said Vincent D. Kelly, chief executive officer of Spok Holdings, Inc. “Last quarter, we made tremendous progress in several key performance areas, including wireless trends, software bookings and backlog levels, as well as

Spok.com

Exhibit 99.1
NEWS RELEASE
expense management, as we continued to see expense declines on both a sequential and year-over-year basis. We were able to accomplish this while investing in our Spok Care Connect and Wireless solutions. I am particularly pleased with our performance in Wireless, as we grew first quarter revenue on both a sequential and year-over-year basis and further minimized unit churn. More than half of the nearly 5% annual growth in ARPU in the first quarter reflects the impacts of pricing actions taken in late 2022 and, to a lesser extent, sales of our new GenA™ pager. We look forward to continued success in the remainder of the year and believe our extensive experience operating our established communication solutions will create significant value for stockholders by maximizing revenue and cash flow generation.”
Financial Highlights:

	For the three months ended March 31,
(Dollars in thousands)	2023	2022	Change (%)
Revenue
Wireless revenue
Paging revenue	$18,525	$18,313	1.2%
Product and other revenue	503	533	(5.6)%
Total wireless revenue	$19,028	$18,846	1.0%

Software revenue
License	$1,618	$1,824	(11.3)%
Professional services	3,239	3,336	(2.9)%
Hardware	356	589	(39.6)%
Maintenance	8,939	9,230	(3.2)%
Total software revenue	14,152	14,979	(5.5)%
Total revenue	$33,180	$33,825	(1.9)%

	For the three months ended March 31,
(Dollars in thousands)	2023	2022	Change (%)
GAAP
Operating expenses	$28,463	$42,493	(33.0)%
Net income (loss)	$3,117	$(7,214)	143.2%
Cash, cash equivalents, and short-term investments (as of period end)	$29,550	$46,328	(36.2)%
Capital returned to stockholders	$6,933	$6,524	6.3%

Non-GAAP
Adjusted operating expenses	$27,217	$37,064	(26.6)%
Adjusted EBITDA	$6,899	$(2,124)	424.8%

Spok.com

Exhibit 99.1
NEWS RELEASE

	For the three months ended March 31,
(Dollars in thousands, excluding units and service and ARPU)	2023	2022	Change (%)
Key Statistics
Wireless units in service	811	838	(3.2)%
Wireless average revenue per unit (ARPU)	$7.59	$7.24	4.8%
Software operations bookings(1)	$5,678	$5,212	8.9%
Software maintenance bookings(2)	$11,300	$9,105	24.1%
Software backlog (as of period end)	$46,540	$40,532	14.8%
1) Software operations bookings includes net new (i.e., new customers or incremental add-on sales to existing customers) sales of license, professional services, equipment, and first-year maintenance.
2) Software maintenance bookings includes the renewal of maintenance and term license contracts.
Financial Outlook:
The Company also increased its financial guidance and now expects the following for the full year 2023:

(Unaudited and in millions)	Current Guidance Full Year 2023		Prior Guidance Full Year 2023
	From	To	From	To
Revenue
Wireless	$73.0	$75.5	$71.5	$74.5
Software	$58.0	$62.0	$57.5	$62.0
Total Revenue	$131.0	$137.5	$129.0	$136.5

Adjusted EBITDA	$24.5	$26.5	$24.0	$26.0
2023 First Quarter Call:
Management will host a conference call and webcast to discuss these financial results on Thursday, May 4, 2023, at 9:30 a.m. Eastern Time. The presentation is open to all interested parties and may include forward-looking information.
Conference Call Details

Date/Time:	Thursday, May 4, 2023, at 9:30 a.m. ET
Webcast:	https://www.webcast-eqs.com/register/spok_q12023_en/en
U.S. Toll-Free Dial In:	877-407-0890
International Dial In:	1-201-389-0918

Spok.com

Exhibit 99.1
NEWS RELEASE
To access the call, please dial in approximately ten minutes before the start of the call. For those unable to join the live call, an OnDemand version of the webcast will be available following the call under the URL link and on the investor relations website.

Investor Day Program:

Following the First Quarter 2023 call, Spok will host an Investor Day with financial analysts and institutional investors, from 11:00 a.m. ET to 3:00 p.m. ET. Spok’s executive leadership team will present an updated view of the Company’s long-term strategy and capital allocation plans, followed by a live Q&A session.

A live webcast of the earnings conference call and Investor Day, along with the earnings release and Investor Day materials, will be available on Spok’s Investor Relations website at https://investors.spok.com/. A replay of the Investor Day presentation will also be accessible on the Company’s website.

* * * * * * * * *
About Spok
Spok, Inc., a wholly owned subsidiary of Spok Holdings, Inc. (NASDAQ: SPOK), headquartered in Alexandria, Virginia, is proud to be a global leader in healthcare communications. We deliver clinical information to care teams when and where it matters most to improve patient outcomes. Top hospitals rely on the Spok Care Connect® platform to enhance workflows for clinicians and support administrative compliance. Our customers send over 100 million messages each month through their Spok® solutions. Spok enables smarter, faster clinical communication. For more information, visit spok.com or follow @spoktweets on Twitter.
Spok is a trademark of Spok Holdings, Inc. Spok Care Connect and Spok Mobile are trademarks of Spok, Inc.
Non-GAAP Financial Measures
This press release contains the following non-GAAP financial measures: adjusted operating expenses and adjusted EBITDA. Adjusted operating expenses excludes depreciation, amortization and accretion, impairment of intangible assets and severance and restructuring costs. Adjusted EBITDA represents net income/(loss) before interest income/expense, income tax benefit/expense, depreciation, amortization and accretion expense, stock-based compensation expense, impairment of intangible assets and severance and restructuring. With respect to our expectations under "Financial Guidance" above, reconciliation of adjusted EBITDA to net income (loss) is not available without unreasonable efforts on a forward-looking basis due to the high variability, complexity and uncertainty with respect to certain items included in net income (loss) that are excluded from adjusted EBITDA, in

Spok.com

Exhibit 99.1
NEWS RELEASE
particular, income tax benefit / expense, stock-based compensation expenses, impairment of intangible assets, severance and restructuring and other non-recurring expenses. These items can have unpredictable fluctuations based on unforeseen activity that is out of our control and /or cannot be reasonably predicted.
We believe that these non-GAAP financial measures provide useful information to management and investors regarding certain financial and business trends relating to Spok's financial condition and results of operations. We use these non-GAAP measures for financial, operational, and budgetary decision-making purposes, to understand and evaluate our core operating performance and trends, and to generate future operating plans. We believe that these non-GAAP financial measures permit us to more thoroughly analyze key financial metrics used to make operational decisions and allow us to assess our core operating results. We believe that the use of these non-GAAP financial measures provides an additional tool for investors to use in evaluating ongoing operating results and trends and in comparing our financial measures with other software companies who present similar non-GAAP financial measures. We adjust for certain items because we do not regard these costs as reflective of normal costs related to the ongoing operation of the business in the ordinary course. In general, these items possess one or more of the following characteristics: non-cash expenses, factors outside of our control, items that are non-operational in nature, and unusual items not expected to occur in the normal course of business. We believe it is important to exclude these costs, given that they do not represent future operational costs under this strategic business plan. This allows us to assess the underlying performance of our core business under this new strategic business plan.
We do not consider these non-GAAP measures in isolation or as an alternative to financial measures determined in accordance with GAAP. The principle of these non-GAAP financial measures is that they exclude significant amounts that are required by GAAP to be recorded in the Company's financial statements. In addition, they are subject to inherent limitations as they reflect the exercise of judgment by management about which items are excluded or included in determining these non-GAAP financial measures. In order to compensate for these limitations, management presents non-GAAP financial measures in connection with GAAP results. We urge investors to review the reconciliation of our non-GAAP financial measures to the comparable GAAP financial measures, which are included in this press release, and not to rely on any single financial measure to evaluate our business.
Safe Harbor Statement under the Private Securities Litigation Reform Act
Statements contained herein or in prior press releases which are not historical fact, such as statements regarding our future operating and financial performance, are forward-looking statements for purposes of the safe harbor provisions under the Private Securities Litigation Reform Act of 1995. These forward-looking statements involve risks and uncertainties that may cause our actual results to be materially different from the future results expressed or implied by such forward-looking statements. Factors that could cause actual results to differ materially from those expectations include, but are not limited to, our ability to manage wireless network rationalization to lower our costs without causing disruption of service to our customers; our ability to retain key management personnel and to attract and retain talent within the organization; the productivity of our sales

Spok.com

Exhibit 99.1
NEWS RELEASE
organization and our ability to deliver effective customer support; our ability to identify potential acquisitions, consummate and successfully integrate such acquisitions, and achieve the expected benefits of such acquisitions; risks related to the COVID-19 pandemic; economic conditions such as recessionary economic cycles, higher interest rates, inflation and higher levels of unemployment; competition for our services and products from new technologies or those offered and/or developed from firms that are substantially larger and have much greater financial and human capital resources; continuing decline in the number of paging units we have in service with customers, commensurate with a continuing decline in our wireless revenue; our ability to address changing market conditions with new or revised software solutions; undetected defects, bugs, or security vulnerabilities in our products; our dependence on the U.S. healthcare industry; the sales cycle of our software solutions and services can run from six to eighteen months, making it difficult to plan for and meet our sales objectives and bookings on a steady basis quarter-to-quarter and year-to-year; our reliance on third-party vendors to supply us with wireless paging equipment; our ability to maintain successful relationships with our channel partners; our ability to protect our rights in intellectual property that we own and develop and the potential for litigation claiming intellectual property infringement by us; our use of open source software, third-party software and other intellectual property; the reliability of our networks and servers and our ability to prevent cyber-attacks and other security issues and disruptions; unauthorized breaches or failures in cybersecurity measures adopted by us and/or included in our products and services; our ability to realize the benefits associated with our deferred income tax assets; future impairments of our long-lived assets, amortizable intangible assets or goodwill; risks related to data privacy and protection-related laws and regulation; and our ability to manage changes related to regulation, including laws and regulations affecting hospitals and the healthcare industry generally, as well as other risks described from time to time in our periodic reports and other filings with the Securities and Exchange Commission. Although Spok believes the expectations reflected in the forward-looking statements are based on reasonable assumptions, it can give no assurance that its expectations will be attained. Spok disclaims any intent or obligation to update any forward-looking statements.

Tables to Follow

Spok.com

SPOK HOLDINGS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited and in thousands except share, per share amounts and ARPU)

	For the three months ended
	3/31/2023	3/31/2022
Revenue:
Wireless	$19,028	$18,846
Software	14,152	14,979
Total revenue	33,180	33,825
Operating expenses:
Cost of revenue (exclusive of items shown separately below)	6,536	7,804
Research and development	2,493	6,497
Technology operations	6,587	7,013
Selling and marketing	3,901	5,315
General and administrative	7,700	10,435
Depreciation, amortization and accretion	1,236	934
Severance and restructuring	10	4,495
Total operating expenses	28,463	42,493
% of total revenue	85.8%	125.6%
Operating income (loss)	4,717	(8,668)
% of total revenue	14.2%	(25.6)%
Interest income	272	67
Other income (expense)	53	(13)
Income (loss) before income taxes	5,042	(8,614)
(Provision for) benefit from income taxes	(1,925)	1,400
Net income (loss)	$3,117	$(7,214)
Basic net income (loss) per common share	$0.16	$(0.37)
Diluted net income (loss) per common share	0.15	(0.37)
Basic weighted average common shares outstanding	19,897,445	19,599,526
Diluted weighted average common shares outstanding	20,182,692	19,599,526
Cash dividends declared per common share	0.3125	0.3125

SPOK HOLDINGS, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)

	3/31/2023	12/31/2022

ASSETS	(Unaudited)

Current assets:
Cash and cash equivalents	$29,550	$35,754
Accounts receivable, net	22,644	26,861
Prepaid expenses	7,150	6,849
Other current assets	628	587
Total current assets	59,972	70,051
Non-current assets:
Property and equipment, net	7,802	8,223
Operating lease right-of-use assets	13,401	13,876
Goodwill	99,175	99,175
Deferred income tax assets, net	50,706	52,398
Other non-current assets	694	754
Total non-current assets	171,778	174,426
Total assets	$231,750	$244,477

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Accounts payable	$4,659	$5,880
Accrued compensation and benefits	6,063	11,628
Deferred revenue	24,629	26,274
Operating lease liabilities	4,964	5,096
Other current liabilities	4,823	4,573
Total current liabilities	45,138	53,451
Non-current liabilities:
Asset retirement obligations	7,353	7,237
Operating lease liabilities	10,064	10,604
Other non-current liabilities	846	1,107
Total non-current liabilities	18,263	18,948
Total liabilities	63,401	72,399
Commitments and contingencies
Stockholders' equity:
Common stock	2	2
Additional paid-in capital	99,599	99,908
Accumulated other comprehensive loss	(1,897)	(1,909)
Retained earnings	70,645	74,077
Total stockholders' equity	168,349	172,078
Total liabilities and stockholders' equity	$231,750	$244,477

SPOK HOLDINGS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited and in thousands)

	For the three months ended
	3/31/2023	3/31/2022
Operating activities:
Net income (loss)	$3,117	$(7,214)
Adjustments to reconcile net income (loss) to net cash provided (used) by operating activities:
Depreciation, amortization and accretion	1,236	934
Deferred income tax expense (benefit)	1,886	(1,024)
Stock-based compensation	936	1,115
Provisions for credit losses, service credits and other	29	594
Changes in assets and liabilities:
Accounts receivable	4,187	2,951
Prepaid expenses and other assets	(282)	(1,421)
Net operating lease liabilities	(197)	(91)
Accounts payable, accrued liabilities and other	(6,680)	879
Deferred revenue	(1,621)	(1,602)
Net cash provided by (used in) operating activities	2,611	(4,879)
Investing activities:
Purchases of property and equipment	(649)	(679)
Purchase of short-term investments	—	(14,967)
Maturity of short-term investments	—	15,000
Net cash used in investing activities	(649)	(646)
Financing activities:
Cash distributions to stockholders	(6,933)	(6,524)
Purchase of common stock for tax withholding on vested equity awards	(1,245)	(1,209)
Net cash used in financing activities	(8,178)	(7,733)
Effect of exchange rate on cash and cash equivalents	12	25
Net decrease in cash and cash equivalents	(6,204)	(13,233)
Cash and cash equivalents, beginning of period	35,754	44,583
Cash and cash equivalents, end of period	$29,550	$31,350
Supplemental disclosure:
Income taxes paid/(refunded)	$(6)	$(39)

SPOK HOLDINGS, INC.
UNITS IN SERVICE, MARKET SEGMENTS,
AND AVERAGE REVENUE PER UNIT (ARPU) (a)
(Unaudited and in thousands)

	For the three months ended
	3/31/2023	12/31/2022	9/30/2022	6/30/2022	3/31/2022	12/31/2021	9/30/2021	6/30/2021
Account size ending units in service (000's)
1 to 100 units	48	50	51	53	54	55	57	58
101 to 1,000 units	149	147	147	149	150	154	154	155
>1,000 units	614	620	626	633	634	638	642	656
Total	811	817	824	835	838	847	853	869

Market segment as a percent of total ending units in service
Healthcare	85.7%	85.4%	85.0%	85.0%	84.7%	84.7%	84.6%	84.5%
Government	4.3%	4.4%	4.1%	4.2%	4.7%	4.8%	4.8%	4.9%
Large enterprise	4.1%	4.0%	3.9%	4.0%	3.9%	3.9%	4.1%	4.1%
Other(b)	5.9%	6.1%	7.0%	6.8%	6.7%	6.6%	6.4%	6.4%
Total	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%

Account size ARPU
1 to 100 units	$12.21	$11.95	$11.80	$11.41	$11.52	$11.58	$11.67	$11.69
101 to 1,000 units	8.65	8.66	8.44	8.27	8.24	8.30	8.38	8.35
>1,000 units	6.96	6.86	6.69	6.63	6.64	6.63	6.65	6.68
Total	$7.59	$7.50	$7.40	$7.23	$7.24	$7.26	$7.29	$7.32

(a) Slight variations in totals are due to rounding.
(b) Other includes hospitality, resort and indirect units

RECONCILIATION OF ADJUSTED OPERATING EXPENSES
(Unaudited and in thousands)

	For the three months ended
	3/31/2023	3/31/2022
Operating expenses	$28,463	$42,493
Add back:
Depreciation, amortization and accretion	(1,236)	(934)
Severance and restructuring	(10)	(4,495)
Adjusted operating expenses	$27,217	$37,064

RECONCILIATION OF ADJUSTED EBITDA
(Unaudited and in thousands)

	For the three months ended
	3/31/2023	3/31/2022
Net income (loss)	$3,117	$(7,214)
Add back:
Provision for (benefit from) income taxes	1,925	(1,400)
(Other income) expense	(53)	13
Interest income	(272)	(67)
Depreciation, amortization and accretion	1,236	934
EBITDA	$5,953	$(7,734)
Adjustments:
Stock-based compensation	936	1,115
Severance and restructuring	10	4,495
Adjusted EBITDA	$6,899	$(2,124)